Exhibit 5.1

Mills Oakley

ABN: 51 493 069 734

Our ref: DDSS/JYKS/3479574

All correspondence to:

PO Box H316

AUSTRALIA SQUARE NSW 1215

DX 13025 Sydney Market Street

Contact

Danny Simmons +61 2 9121 9073

Email: dsimmons@millsoakley.com.au

Partner

Danny Simmons +61 2 9121 9073

Email: dsimmons@millsoakley.com.au

7 July 2021 (Sydney, Australia time)

The Directors Naked Brand Group Limited Level 61, MLC Centre 25 Martin Place Sydney NSW 2000 Australia

Dear Sirs

Naked Brand Group Limited

1. Our role

We have been requested to provide an Australian legal opinion in respect of the proposed issue of up to 53,548,594 Ordinary Shares (as defined in the Prospectus Supplement) in Naked Brand Group Limited (ACN 619 054 938) (Company) in accordance with the prospectus supplement (Prospectus Supplement) to be filed by the Company with the United States Securities and Exchange Commission (SEC) which forms part of an existing registration statement on Form F-3 (Registration No. 333-256258) that the Company filed with the SEC using a “shelf” registration process (Registration Statement).

2. Documents

We have examined and relied on copies, drafts or conformed copies of the following documents:

(a)	the Form 6-K filed by the Company with the SEC on 6 July 2021;

(b)	a draft form of the Prospectus Supplement (excluding exhibits);

(c)	the February 2021 SPA (as defined in the Prospectus Supplement);

(d)	the Registration Statement;

(e)	a current company extract obtained as at 9.48am AEST on 7 July 2021, from the records of the Company which are available to the public on a database maintained by the Australian Securities and Investments Commission (ASIC);

M E L B O U R N E | S Y D N E Y | B R I S B A N E | C A N B E R R A | P E R T H

MILLS OAKLEY | ABN: 51 493 069 734 | info@millsoakley.com.au | www.millsoakley.com.au

(f)	the Certificate of Registration dated 11 May 2017, which certifies that the Company is a registered company under the Corporations Act 2001 (Cth) (Corporations Act) and is taken to be registered in the State of New South Wales in Australia;

(g)	the Certificate of Registration on Change of Name dated 13 June 2018, which certifies that the Company changed its name to Naked Brand Group Limited on the date of such certificate;

(h)	the Constitution of the Company (Constitution);

(i)	a special resolution of the sole shareholder of the Company dated 19 June 2018 whereby the Company adopted the Constitution; and

(j)	such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

3. Opinion

On the basis of the assumptions, qualifications and terms set out in this opinion, we are of the opinion that:

(a)	(Incorporation) the Company is a corporation incorporated and existing under the laws of the Commonwealth of Australia, taken to be registered in New South Wales and is capable of suing and being sued in its corporate name; and

(b)	(Ordinary Shares validly issued) when the Ordinary Shares are issued, sold and paid for as contemplated in the February 2021 SPA, the Prospectus Supplement and the Registration Statement and in accordance with the Constitution of the Company and are registered in the Register of Members of the Company, the Ordinary Shares will be validly issued and fully paid.

4. Assumptions

We have assumed without investigation:

(a)	the authenticity of all signatures, seals, duty stamps and markings;

(b)	the completeness, and conformity to originals, of all non-original or incomplete documents submitted to us;

(c)	the board of directors of the Company will approve the allotment and issue of the Ordinary Shares in accordance with the Constitution and the Corporations Act and such shares will otherwise be issued in compliance with the Constitution and the Corporations Act;

(d)	upon issue, each holder of the Ordinary Shares will have fully paid the amount payable to the Company for their Ordinary Shares;

(e)	that any document recording the authorisation of the transactions contemplated by the Prospectus Supplement, including the issue of the Ordinary Shares, is a true, complete and accurate record of an authorisation which is valid in all respects;

(f)	that all authorisations, approvals or licences required under any law (including any Relevant Law (as defined below)) for any party (other than the Company) to enter into or to perform any of its obligations under a transaction contemplated by the Prospectus Supplement have been obtained, remain valid and subsisting and have been complied with;

(g)	that no law or official directive of any jurisdiction, other than a Relevant Jurisdiction (as defined below), affects any of the opinions expressed;

(h)	that the implementation of the transactions or matters contemplated by the
Prospectus Supplement will not involve an illegal or improper purpose under any law, including any Relevant Law (as defined below);

(i)	upon issue, the Ordinary Shares will be, duly registered, and will continue to be registered, in the Company’s Register of Members;

(j)	the details revealed by our search of public registers maintained by governmental or other regulatory authorities are true and correct and up to date at the date of our search and have been properly and accurately recorded in those registers by those authorities. We note that ASIC expressly disclaims any liability arising from the use of its service;

(k)	that the Prospectus Supplement has not been amended in any material respect to the draft provided to us and that it was duly filed with the SEC;

(l)	that the February 2021 SPA have not been amended in any material respect;

(m)	insofar as any obligation under any document examined is to be performed in any jurisdiction other than a Relevant Jurisdiction (as defined below), its performance will not be illegal or unenforceable under the law of that jurisdiction; and

(n)	that the formalities for execution required by the law of the place of execution of each document examined have or will be complied with.

5. Qualifications

This opinion is subject to the following qualifications:

(a)	this opinion is given only in respect to the laws of the Commonwealth of Australia in force as at 9:00am (AEST) on the date of this opinion (Relevant Jurisdiction); and

(b)	we express no opinion as to:

(i)	the laws of any jurisdictions other than the laws of the Relevant Jurisdiction (Relevant Law);

(ii)	the implications of any pending or foreshadowed legislative amendment or proposal in the Relevant Jurisdiction;

(iii)	factual or commercial matters; or

(iv)	taxation, including the effect of any Relevant Laws relating to taxation (including, without limitation, the imposition or payment of any stamp duty in connection with the transactions contemplated in the Prospectus Supplement).

6. Benefit and reliance

(a)	This opinion is issued to the Company only for the Company’s sole benefit and may not, without our prior written consent, be:

(i)	used or relied on by another person or used or relied upon for any other purpose. We expressly exclude any duty to any person other than the addressee in relation to this opinion, unless otherwise agreed by us in writing;

(ii)	transmitted or disclosed to another person, except:

(A)	to persons who in the ordinary course of the Company’s business have access to the Company’s papers and records on the basis that they will make no further disclosure;

(B)	if required by law or in accordance with an official directive; or

(C)	in connection with any litigation in relation to the documents mentioned in this document; or

(iii)	filed with a government or other agency or quoted or referred to in a public document.

(b)	This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

(c)	No assumption or qualification in this opinion limits any other assumption or qualification in it.

(d)	We have not provided, and are not required to provide, advice on the legal effect of any of the assumptions or qualifications in this opinion. Persons entitled to rely on this opinion should obtain their own legal advice on the effect, completeness and extent of application of those assumptions and qualifications.

This opinion is governed by the laws of New South Wales, Australia. We are under, and assume, no obligation to inform you of, or advise you on, any future changes to these or any other laws.

We hereby consent to the use of this opinion as an exhibit to the Prospectus Supplement, which is incorporated by reference into the Registration Statement, and to the use of our name as your counsel, and to all references made to us in the Registration Statement and Prospectus Supplement. In giving this consent, we do not hereby admit that we are “experts” within the meaning of the U.S. Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder with respect to any part of the Registration Statement.

Yours sincerely

DANIEL SIMMONS
PARTNER